UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 18, 2012

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Approach Resources Inc. (the “Company”) plans to add a third horizontal rig to its drilling program in January 2013 to accelerate the development of its Wolfcamp oil shale play. The Company’s preliminary 2013 capital expenditure budget is $260 million and includes operating three horizontal rigs and one vertical rig to drill approximately 35-40 horizontal wells and 12 vertical wells, respectively. We also plan to recomplete 10 wells in the Wolffork in 2013. The preliminary 2013 capital budget excludes acquisitions.

The Company’s 2013 capital budget is subject to change depending upon a number of factors, including additional data on the Company’s Wolfcamp oil shale resource play, results of horizontal and vertical drilling and recompletions, economic and industry conditions at the time of drilling, prevailing and anticipated prices for oil, NGLs and gas, the availability of sufficient capital resources for drilling prospects, the Company’s financial results and the availability of lease extensions and renewals on reasonable terms.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 8.01	Other Events.

A letter from DeGolyer and MacNaughton, independent third-party reserves engineers, dated July 6, 2012 is filed as Exhibit 99.1 to this current report on Form 8-K. The information in this letter is consistent with the information regarding our estimated proved reserves at June 30, 2012, that was previously reported in our Quarterly Report on Form 10-Q for the period ended June 30, 2012.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of DeGolyer and MacNaughton.

99.1	Report of DeGolyer and MacNaughton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ J. Curtis Henderson

J. Curtis Henderson
Executive Vice President and General Counsel

Date: September 18, 2012

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of DeGolyer and MacNaughton.

99.1	Report of DeGolyer and MacNaughton.

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